UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Blue Ridge Bankshares, Inc. (the “Company”) previously announced the appointment of Harry Golliday as Interim Chief Executive Officer and Interim President of the Company and Interim Chief Executive Officer of the Company’s wholly owned bank subsidiary, Blue Ridge Bank, National Association (the “Bank”). On April 15, 2026, the Company approved certain changes to Mr. Golliday’s compensation in consideration of his new role in such positions. Mr. Golliday’s annual base salary will increase to $525,000 and his annual short-term incentive opportunity will increase to up to 50% of his base salary. The employment agreement between the Bank and Mr. Golliday, dated May 3, 2024, is not being amended in connection with such compensation adjustments and remains in place.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	April 20, 2026	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer